UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

JP Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36647	27-2504700
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or	File Number)	Identification No.)
organization)

600 East Las Colinas Blvd, Suite 2000

Irving, Texas 75039
(Address of principal executive office) (Zip Code)

(972) 444-0300
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Initial Public Offering of Common Units

On October 7, 2014, JP Energy Partners LP (the “Partnership”) completed its initial public offering (the “Offering”) of 13,750,000 common units representing limited partner interests in the Partnership (“Common Units”), at $20.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-195787), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 8, 2014. The material provisions of the Offering are described in the prospectus, dated October 1, 2014, filed with the Commission on October 2, 2014, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Underwriting Agreement

On October 1, 2014, the Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Partnership, JP Energy GP II LLC, a Delaware limited liability company (the “General Partner”), certain subsidiaries of the Partnership party thereto, and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership and purchase by the Underwriters, of the Common Units. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 2,062,500 common units on the same terms. The material terms of the Offering are described in the Prospectus. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past and may in the future perform investment banking, commercial banking, advisory and other services for the Partnership and its respective affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.  Affiliates of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Deutsche Bank Securities Inc. and BMO Capital Markets Corp. are lenders under the Partnership’s amended and restated revolving credit facility and, accordingly, will receive a portion of the net proceeds from the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in herein by reference.

Right of First Offer Agreement

On October 7, 2014, in connection with the closing of the Offering, the Partnership entered into a Right of First Offer Agreement (the “ROFO Agreement”) with the General Partner, JP Energy Development LP, a Delaware limited partnership (“JP Development”), and Republic Midstream Holdings, LLC, a Delaware limited liability company (“Republic Holdings”). Republic Holdings is an affiliate of ArcLight (as defined below).

The ROFO Agreement contains the terms and conditions upon which (i) JP Development has granted the Partnership a right of first offer with respect to all of the current and future assets of JP Development and its subsidiaries and (ii) the indirect parent of Republic Holdings has granted the Partnership a right of first offer with respect to a 50% indirect interest in Republic Midstream, LLC, which has agreed to build, own and operate certain crude oil midstream assets in the Eagle Ford shale region. The ROFO Agreement has a primary term of five years with respect to the current and future assets of JP Development and a primary term of eighteen months with respect to the 50% indirect interest in Republic. The ROFO Agreement may be extended for subsequent annual periods by written agreement prior to its expiration.

The foregoing description is not complete and is qualified in its entirety by reference to the ROFO Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

As more fully described in the section entitled “Certain Relationships and Related Party Transactions” of the Prospectus, which section is incorporated herein by reference, the General Partner is owned by Lonestar Midstream Holdings, LLC (“Lonestar”), which is ultimately controlled by ArcLight Energy Partners Fund V, L.P. (“ArcLight”), the Greg Alan Arnold Separate Property Trust, JP Energy GP LLC (“GP I”) and CP Capital Holdings II, LLC (“CB Capital”). GP I and CB Capital are owned by certain members of management of the General Partner. As of October 7, 2014, Lonestar owns a 71.25% interest in the General Partner and controls the General Partner. As of October 7, 2014, Lonestar owns, directly or indirectly, an aggregate of 3,674,187 Common Units and 14,992,654 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), representing a combined 51.2% limited partner interest in the Partnership. The General Partner also owns a non-economic general partner interest in the Partnership.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Long-Term Incentive Plan

In connection with the Offering, the board of directors of the General Partner (the “Board”) adopted the JP Energy Partners LP 2014 Long-Term Incentive Plan (the “LTIP”) for officers, directors, and employees of the General Partner and its affiliates and any consultants, affiliates, affiliates of the General Partner or other individuals who perform services for the Partnership. The Partnership reserved 3,642,700 Common Units for issuance pursuant to and in accordance with the LTIP.

The LTIP provides for the grant, from time to time at the discretion of the Board, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. Common units cancelled or forfeited will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or the compensation committee of the General Partner or any delegate thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in herein by reference.

Employment Agreements

Effective as of September 17, 2014, the General Partner entered into employment agreements (each, an “Employment Agreement”) with Patrick J. Welch, the Executive Vice President and Chief Financial Officer of the General Partner, and Jeremiah J. Ashcroft III, the Executive Vice President and Chief Operating Officer of the General Partner. Each Employment Agreement has an initial term of three years and automatically extends for successive one-year periods thereafter unless and until written notice of termination is given at least 60 days prior to the commencement of the next succeeding one-year period. Each Employment Agreement establishes customary employment terms including base salary, bonuses and other incentive compensation and employee benefits. The Employment Agreements also contain certain confidentiality covenants prohibiting the disclosure of confidential information relating to the General Partner or any of its affiliates, including the Partnership. Finally, each Employment Agreement also contains non-competition and non-solicitation restrictions that apply during the term of employment with the General Partner and for a period of one and two years thereafter, respectively.

The foregoing summary of the Employment Agreements is qualified in its entirety by reference to the full text of each such Employment Agreement, copies of which are filed as Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

New Directors

Effective October 1, 2014, Patrick J. Welch, T. Porter Trimble and Norman J. Szydlowski became members of the Board. Messrs. Trimble and Szydlowski also became members of the Board’s Audit Committee and Compensation Committee. Neither Mr. Trimble nor Mr. Szydlowski has any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

The following compensation will be provided to Messrs. Trimble and Szydlowski:

•                  an annual retainer of $50,000;

•                  an additional annual retainer of $10,000 for service as the chair of any standing committee and a $5,000 fee for service on two or more committees;

•                  meeting attendance fees of $1,750 per meeting attended, whether telephonically or in person; and

•                  with respect to the first year following the closing of the Offering, an equity-based award of 2,000 phantom or restricted units granted under the LTIP and vesting in one-third increments on each of the first three anniversaries of the grant date.

Messrs. Welch, Trimble and Szydlowski will each be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law, subject to certain limitations provided in the Partnership Agreement (as defined below), and will be reimbursed for all expenses incurred in attending to their duties as directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Third Amended and Restated Agreement of Limited Partnership of JP Energy Partners LP

On October 7, 2014, in connection with the closing of the Offering, the Second Amendment and Restated Agreement of Limited Partnership of JP Energy Partners LP, as amended, was amended and restated by the Third Amended and Restated Agreement of Limited Partnership of JP Energy Partners LP (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement” and incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1

Underwriting Agreement dated October 1, 2014, by and among JP Energy Partners LP, JP Energy GP II LLC, JP Energy Refined Products, LLC, Pinnacle Propane, LLC, JP Energy Crude Oil Services, LLC, and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

3.1	Third Amended and Restated Agreement of Limited Partnership of JP Energy Partners LP dated October 7, 2014, by and between JP Energy GP II LLC and the Existing Limited Partners (as defined therein).

10.1	Right of First Offer Agreement dated as of October 7, 2014, by and among JP Energy Partners LP, JP Energy GP II LLC, JP Energy Development LP and Republic Midstream, Holdings LLC.

10.2	JP Energy Partners LP 2014 Long-Term Incentive Plan.

10.3	Employment Agreement of Patrick J. Welch.

10.4	Employment Agreement of Jeremiah J. Ashcroft III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JP Energy Partners LP

	By:	JP Energy GP II LLC,
its general partner

Dated: October 7, 2014	By:	/s/ J. Patrick Barley
		Name:	J. Patrick Barley
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
1.1

Underwriting Agreement dated October 1, 2014, by and among JP Energy Partners LP, JP Energy GP II LLC, JP Energy Refined Products, LLC, Pinnacle Propane, LLC, JP Energy Crude Oil Services, LLC, and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

3.1	Third Amended and Restated Agreement of Limited Partnership of JP Energy Partners LP dated October 7, 2014, by and between JP Energy GP II LLC and the Existing Limited Partners (as defined therein).

10.1	Right of First Offer Agreement dated as of October 7, 2014, by and among JP Energy Partners LP, JP Energy GP II LLC, JP Energy Development LP and Republic Midstream, Holdings LLC.

10.2	JP Energy Partners LP 2014 Long-Term Incentive Plan.

10.3	Employment Agreement of Patrick J. Welch.

10.4	Employment Agreement of Jeremiah J. Ashcroft III.